Exhibit 99.2

NEWS RELEASE

Media Contact:

Doug Shepard

Harte Hanks

Executive Vice President & CFO

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS, INC. DISCLOSURE PURSUANT TO NYSE RULE 303A.08

SAN ANTONIO, TX – September 14, 2015 – Harte Hanks (NYSE:  HHS) today announced that, pursuant to New York Stock Exchange Listing Rule 303A.08, it approved a grant of employment inducement awards to Ms. Karen A. Puckett in connection with her previously announced appointment as its new President and Chief Executive Officer.  Harte Hanks’ independent directors approved the employment inducement awards as a material inducement to Ms. Puckett to accept her offer of employment, in reliance on the employment inducement award exemption to New York Stock Exchange Listing Rule 303A.08 that requires shareholder approval of equity-based compensation plans.

On September 17, 2015 (the “Grant Date”), Ms. Puckett will be granted inducement awards (the “Inducement Awards”) consisting of (i) a non-qualified stock option award for the number of shares determined by dividing $575,000 by the per share Black-Scholes value of a non-qualified stock option as of the Grant Date, and with an exercise price equal to the closing market price per share of Harte Hanks’ common stock on the Grant Date, which option shall vest in four equal installments on the first four anniversaries of the Grant Date and expire on the tenth anniversary of the Grant Date; (ii) an award for the number of shares of restricted Harte Hanks’ common stock determined by dividing $805,000 by the closing market price per share of Harte Hanks’ common stock on the Grant Date, which shares of restricted stock shall vest in three equal installments on the first three anniversaries of the Grant Date and (iii) a performance unit award for a maximum number of units determined by dividing $920,000 by the closing market price per share of Harte Hanks’ common stock on the Grant Date, discounted by the net present value of expected dividends during the term of the award, which award shall vest on March 15, 2019 to the extent that Harte Hanks meets certain performance criteria based on relative total shareholder return. The Inducement Awards are subject to vesting acceleration upon certain termination of employment events and certain transactions involving the Company.

About Harte Hanks

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics and data management, and ends with execution and support in a variety of digital and traditional channels. We do something powerful:  we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction-led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, email pr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s leadership transition. A number of risks and uncertainties could cause actual results to differ materially from currently anticipated results. Additional important factors and information regarding Harte Hanks that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Annual Report on Form 10-K, as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.” We specifically disclaim any obligation to update these forward-looking statements in the future even if circumstances change and, therefore, you should not rely on these forward-looking statements as representing our views after today.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks owned by Harte Hanks.